Exhibit 99.1

Investor Contact:	Media Contact:
Andrey Galiuk Vice President – Corporate Development and Investor Relations (630) 743-5131 agaliuk@dovercorp.com	Adrian Sakowicz Vice President – Communications (630) 743-5039 asakowicz@dovercorp.com

DOVER PRESIDENT AND CHIEF EXECUTIVE OFFICER TO SPEAK AT BARCLAYS

INDUSTRIAL SELECT AND CITI’S GLOBAL INDUSTRIALS CONFERENCES

DOWNERS GROVE, Ill., Feb. 8, 2019 - Dover (NYSE: DOV) announced that its President and Chief Executive Officer, Richard J. Tobin, will speak at the Barclays Industrial Select Conference in Miami Beach, Florida, on Wednesday, February 20, 2019, at 10:55 a.m. EST. The following day, Mr. Tobin will speak at Citi’s Global Industrials Conference on Thursday, February 21, 2019, at 8:45 a.m. EST, also located in Miami Beach.

A link to the live audio webcasts for each fireside chat will be available on dovercorporation.com, and the replays will be archived on the website for 90 days.

About Dover:

Dover is a diversified global manufacturer with annual revenues of approximately $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through three operating segments: Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of over 24,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.